R&W DRAFT--3/30/99

                                    Offer by

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                              To Purchase for Cash
                    up to 10% of Each Shareholder's Shares of
                                  Common Stock

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       5:00 P.M., NEW YORK CITY TIME, ON MAY 14, 1999 ("TERMINATION DATE")

THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER AND IN THE LETTER OF TRANSMITTAL.

                                                                  April 12, 1999

To Our Clients:

      Enclosed for your consideration is the Offer, dated April 12, 1999, of The Mexico Equity and Income Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 10% of each Shareholder's shares of common stock, par value $0.001 (the "Shares"), upon the terms and conditions set forth in the Offer.

      The Offer and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

      Your attention is called to the following:

            (1) The Purchase Price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to 90% of the net asset value per Share as determined by the Fund at 5:00 p.m., New York City time, on May 14, 1999 (the "Termination Date"). The current net asset value of the Fund will be calculated weekly through May 7, 1999 and daily from May 10, 1999 until the Termination Date and may be obtained by calling D.F. King & Co., Inc., the Fund's Information Agent, toll free at (800) 848-2998 or call collect (212) 269-5550.

            (2) The Offer is not conditioned upon any minimum number of Shares being tendered.

            (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to the Termination Date. Each Shareholder may tender only up to 10% of such Shareholder's Shares, provided that each Shareholder who owns 99 Shares or less may tender all 99 Shares.

            (4) Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

            (5) Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

      An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

      The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

      Neither the Fund nor its Board of Directors is making any recommendation to any Shareholder whether to tender or refrain from tendering Shares in the Offer. Each Shareholder is urged to read and evaluate the Offer and accompanying materials carefully.

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated April 12, 1999, and Letter of Transmittal, relating to The Mexico Equity and Income Fund, Inc. (the "Fund") to purchase up to 10% of each Shareholder's shares of common stock, par value $0.001 (the "Shares").

      This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal that you have furnished to the undersigned.

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                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                                 _______ Shares

                     Enter number of Shares to be tendered.

          Note that each Shareholder may tender only up to 10% of such Shareholder's Shares, provided that each Shareholder who owns
                   99 Shares or less may tender all 99 Shares.

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                                    ODD LOTS

      This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 Shares. The undersigned:

|_| Is the beneficial or record owner of an aggregate of not more than 99 Shares, all of which are being tendered; and, hereby represents that the above indicated information is true and correct as to the undersigned.

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                                  SIGNATURE BOX

________________________________________________________________________________

________________________________________________________________________________
                                 (Signature(s))

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                     (Please print Name(s) and Address here)

________________________________________________________________________________
                          (Area Code and Telephone No.)

________________________________________________________________________________
               (Taxpayer Identification (Social Security) Number)

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Date: ______________________, 1999


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